UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2014 (May 29, 2014)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Business Development Corporation of America (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”) on May 29, 2014. There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 52,625,806 shares of the Company’s common stock, out of a total number of 101,116,163 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. Following is a description of the matter voted on at the Annual Meeting and the final results of such voting.

Proposal 1 — Election of Directors

The following individuals, constituting all of the nominees named in the Company’s proxy statement, were elected as directors to serve until the 2015 Annual Meeting and until their successors have been duly elected and qualified. The following votes were taken in connection with this proposal:

Nominee	Votes For	Votes Against	Abstain
Nicholas S. Schorsch	50,433,603	261,870	1,930,334
William M. Kahane	50,424,961	253,803	1,967,469
Leslie D. Michelson	50,413,106	233,083	1,979,617
William G. Stanley	49,820,277	838,059	1,967,469
Edward G. Rendell	49,503,724	253,803	1,947,042

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: June 2, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors